Exhibit 10.38

AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Amendment to Loan and Security Agreement is entered into as of December 20, 2001 (the "Amendment"), by and between COMERICA BANK- CALIFORNIA ("Bank") and THERMA-WAVE, INC. ("Borrower").

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 28, 2001, as amended from time to time (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

    The reference to "180 days" in clause (a) of the defined term "Eligible Accounts" in Section 1.1 is amended to read "210 days". The definition of "Revolving Line" in Section 1.1 is amended to read "Thirteen Million Five Hundred Thousand Dollars ($13,500,00)". The definition of "Revolving Maturity Date" in Section 1.1 is amended to read "June 30, 2004".
    The first sentence of Section 2.1.1(a) is deleted, and the second sentence of Section 2.1.1(a) is amended to read as follows: Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base, in each case minus the aggregate face amount of outstanding Letters of Credit, including any drawn but unreimbursed Letters of Credit.
    Sections 6.8 and 6.9 to the Agreement are amended, and Sections 6.13 and 6.14 are added to the Agreement, as follows:

    6.8 Quick Ratio. Borrower shall maintain, as of the last day of each calendar quarter, a ratio of Quick Assets to Current Liabilities of at least 1.30 to 1.00.

    6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar quarter, a Tangible Net Worth of not less than Sixty Two Million, Five Hundred Thousand Dollars ($62,500,000) plus seventy five percent (75%) of net profit after taxes for each quarter after the quarter ending December 31, 2001, without deduction for losses, plus eighty percent (80%) of the proceeds received after December 31, 2001 for the sale or issuance by Borrower of its equity or Subordinated Debt securities. The calculation of Tangible Net Worth under this Section excludes the goodwill arising out of Borrower's acquisition of Sensys Instruments.

    6.13. Loss. Borrower shall not suffer a loss in any quarter in excess of the following: $15,000,000 for the quarter ending December 31, 2001, March 31, 2002 or June 30, 2002; $10,000,000 for the quarter ending September 30, 2002; $5,000,000 for the quarter ending December 31, 2002 or March 31, 2003; or $2,500,000 for the quarter ending June 30, 2003 or any quarter thereafter.

    6.14 Unrestricted Cash. Borrower shall maintain a balance of unrestricted cash at Bank or an Affiliate of Bank subject to a control agreement in form and substance acceptable to Bank of not less than the Revolving Line.
    The Compliance Certificate to be delivered after the date of this Amendment shall be in substantially the form of Exhibit C hereto.
    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.
    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that, other than as referenced in Section 10, no Event of Default has occurred and is continuing.
    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
      this Amendment, duly executed by Borrower;
      a fee of $10,000, plus an amount equal to all Bank Expenses incurred through the date of this Amendment a compliance certificate and opening balance sheet including all tax consequences, merger, compensation and one-time expenses arising out of the acquisition of Sensys Instruments;
      an Intellectual Property Security Agreement; and
      such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.
THERMA-WAVE, INC. By: Title:

COMERICA BANK-CALIFORNIA By: Title:

EXHIBIT C
COMPLIANCE CERTIFICATE

TO: COMERICA BANK-CALIFORNIA

FROM: THERMA-WAVE, INC.

The undersigned authorized officer of THERMA-WAVE, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. All days and periods specified relate to fiscal period end

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies
10Q Report	Quarterly within 45 days		Yes No
Annual (CPA Audited)	FYE within 90 days (consolidated and consolidating)		Yes No
10-K Report	FYE within 90 days		Yes No
A/P and A/R Agings	Quarterly within 25 days		Yes No
BBC, A/P and A/R Agings	Monthly within 15 days		Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a Quarterly Basis:
Minimum Quick Ratio	1.30:1.00	____:1.00	Yes No
Maximum Debt-TNW	1.00:1.00	____:1.00	Yes No
Minimum Tangible Net Worth	$62,500,000*	$___________	Yes No
Maximum Quarterly Loss	**	$___________	Yes No
Minimum Unrestricted Cash	$13,500,000	$___________	Yes No
Minimum Domestic Assets	80%	____%	Yes No
Maximum Capital Expenditures	$20,000,000	$___________	Yes No

* Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than Sixty Two Million Five Hundred Thousand Dollars ($62,500,000) plus seventy-five percent (75%) of net profit after taxes for each quarter after 12/31/01 plus 80% of the proceeds received after 12/31/01 from the sale or issuance by Borrower of its equity or Subordinated Debt securities.

** Loss < $15,000,000 through 6/30/02; Loss < $10,000,000 for 9/30/02; Loss < $5,000,000 for 12/31/02 or 03/31/03; Loss < $2,500,000 thereafter
Comments Regarding Exceptions: See Attached.	Lender USE ONLY
Sincerely, SIGNATURE TITLE DATE	Received By:____________________ Date:________________ Reviewed By:____________________ Compliance Status: Yes / No

CORPORATE RESOLUTIONS TO BORROW
Borrower: THERMA-WAVE, INC.

I, the undersigned Secretary or Assistant Secretary of THERMA-WAVE, INC. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the state of Delaware.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation duly called and held, at which a quorum was present and voting, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITIONS	ACTUAL SIGNATURES
_______________	_______________	_______________
_______________	_______________	_______________
_______________	_______________	_______________
_______________	_______________	_______________
_______________	_______________	_______________
_______________	_______________	_______________

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Comerica Bank-California ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Amendment. To execute and deliver to Bank that certain Amendment to Loan and Security Agreement dated as of December 20, 2001 (the "Amendment") and related documents, and also to execute and deliver to Bank one or more renewals, extensions, modifications, consolidations, or substitutions therefor.

Grant Security. To grant a security interest to Bank in the Collateral described in the Amendment, which security interest shall secure all of the Corporation's Obligations, as described in the Amendment.

Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

I FURTHER CERTIFY that attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand on December 20, 2001 and attest that the signatures set opposite the names listed above are their genuine signatures.
CERTIFIED TO AND ATTESTED BY: X ______________